Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-179641) on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated February 24, 2014 relating to our audit of the consolidated financial statements of Grant Park Futures Fund Limited Partnership appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the captions “Selected Financial Data” and “Experts” in such Prospectus.

/s/ McGladrey LLP
Chicago, Illinois
February 25, 2014